                                                                    EXHIBIT 11.1

                   U.S. LONG DISTANCE CORP. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

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
                                                                      THREE MONTHS ENDED     SIX MONTHS ENDED
                                                                          MARCH 31,             MARCH 31,
                                                                     --------------------  --------------------
                                                                       1995       1996       1995       1996
                                                                     ---------  ---------  ---------  ---------
PRIMARY EARNINGS PER SHARE CALCULATION:
Earnings (loss):
  Continuing operations............................................  $    (663) $  (1,078) $  (1,304) $  (1,923)
  Discontinued operations..........................................      3,102      5,022      6,013      8,969
                                                                     ---------  ---------  ---------  ---------
  Net income applicable to common stock............................  $   2,439  $   3,944  $   4,709  $   7,046
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------
Shares:
  Weighted average number of shares of common stock outstanding....     13,110     14,447     13,022     14,272
  Weighted average common stock equivalents applicable to stock
   options and warrants............................................      1,387        742      1,330        749
                                                                     ---------  ---------  ---------  ---------
  Weighted average shares used for computation.....................     14,497     15,189     14,352     15,021
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------
Primary earnings (loss) per common share:
  Continuing operations............................................      (0.04)     (0.07)     (0.09)     (0.13)
  Discontinued operations..........................................       0.21       0.33       0.42       0.60
                                                                     ---------  ---------  ---------  ---------
  Net income applicable to common stock............................  $    0.17  $    0.26  $    0.33  $    0.47
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------
FULLY DILUTED EARNINGS PER SHARE CALCULATION:
Earnings (loss):
  Continuing operations............................................  $    (663) $  (1,078) $  (1,304) $  (1,923)
  Discontinued operations..........................................      3,102      5,022      6,013      8,969
                                                                     ---------  ---------  ---------  ---------
  Net income applicable to common stock............................  $   2,439  $   3,944  $   4,709  $   7,046
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------
Shares:
  Weighted average number of shares of common stock outstanding....     13,110     14,447     13,022     14,272
  Weighted average common stock equivalents applicable to stock
   options and warrants............................................      1,408        893      1,609      1,018
                                                                     ---------  ---------  ---------  ---------
  Weighted average shares used for computation.....................     14,518     15,340     14,631     15,290
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------
Fully diluted earnings per common share:
  Continuing operations............................................      (0.04)     (0.07)     (0.09)     (0.13)
  Discontinued operations..........................................       0.21       0.33       0.41       0.59
                                                                     ---------  ---------  ---------  ---------
  Net income applicable to common stock............................  $    0.17  $    0.26  $    0.32  $    0.46
                                                                     ---------  ---------  ---------  ---------
                                                                     ---------  ---------  ---------  ---------
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